Hays & Company LLP

                          CERTIFIED PUBLIC ACCOUNTANTS
                        Globally: MOORE STEPHENS HAYS LLP


DAVID A. LIFSON, CPA                                     477 MADISON AVENUE
EDWARD A. KUCZMARSKI, CPA                                NEW YORK, NY 10022-5892
JOHN A. BASILE, CPA                                      TELEPHONE: 212-572-5500
RONALD B. HEGT, CPA                                      FACSIMILE: 212-572-5572
STUART M. FRIEDMAN, CPA                                  www.haysco.com
MARTIN R. KLEIN, CPA
CAROL S. MESSMAN, CPA

                            Writer's Direct Number:
                                 (212) 572-5595





July 20, 2006


Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549

Re: Change of Auditors Disclosure Statement

Dear Sir or Madam:

We have read the disclosure regarding "Change of Auditors" included in the Form SB-2 filed by Tetragenex Pharmaceuticals, Inc., a copy of which the registrant provided to us on July 21, 2006. We are in agreement with the statements regarding our firm contained in the first paragraph of that disclosure. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ John A. Basile
------------------
John A. Basile, CPA





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